EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated, March 31, 2017 on the December 31, 2016 and 2015 consolidated financial statements of Ocean Thermal Energy Corp. included in the Form 8-K/A of Ocean Thermal Energy Corp. (f/k/a Tetridyn Solutions, Inc.) filed on July 19, 2017. We hereby consent to the incorporation by reference of said report in the Registration Statement of Ocean Thermal Energy Corp. (f/k/a Tetridyn Solutions, Inc.) on Form S-8.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 2, 2017